SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

               Date of Report (Date of earliest event reported) NA

                          Specialty Retail Group, Inc.
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             (Exact name of registrant as specified in its charter)


        Florida                   0-18797                      59-2824411
    ---------------             ------------                   --------------
    (State or other             (Commission                    (IRS Employer
    jurisdiction of             File Number)                   Identification
    incorporation)                                             Number)

                1720 Post Road East, Westport, Connecticut     06880
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               (Address of principal executive offices)      (Zip Code)

        Registrant's telephone number, including area code (203) 256-4380


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                                                           The Index to Exhibits
                                                               appears on page 7
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Item 5. Other Events.

     A. On January 31, 1997, Registrant's wholly owned subsidiary, Building Blocks, Inc. ("BBI"), which currently operates five retail toy stores, filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 97-B-40684
(BRL)). The petition seeks protection from creditors while BBI attempts to dispose of its retail stores either through sales of the stores and assignment of their leases or by the liquidation of inventory and fixtures. References to Registrant are to Specialty Retail Group, Inc. only.

     B. Effective January 28, 1997, Building Blocks Holdings, Inc. ("Holdings"), a wholly owned subsidiary of the Registrant, sold all of the outstanding capital stock of Holdings' wholly owned subsidiary, Building Blocks Franchise Corp. ("Franchise"), through which the Registrant's retail toy store franchising operations has been conducted. The net proceeds from the sale received at closing ($33,231) were paid over to BBI pursuant to an agreement with the purchasers requiring Holdings to obtain a general release from BBI to Franchise. Holdings will also receive additional net proceeds of the sale in an amount of up to $20,000, which becomes payable, subject to possible offsets, 100 days after the closing. Such net proceeds are also payable to BBI.

     C. Registrant, which has no other business operations, has been attempting to attract an operating business


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with which to effectuate a business combination. Registrant has only nominal cash and has accounts payable of approximately $400,000. Registrant is also the guarantor of a lease on which BBI is in default. The lessor has commenced a suit against BBI to recover $180,000 as a result of such default. Registrant has been receiving cash advances from two stockholders in order to meet its operating expenses and has been obtaining forbearances from its principal creditors. To date such advances, which have been in the form of demand loans, have aggregated $52,500, which amount is included in the aforesaid $400,000. There are no assurances as to the time or extent that the advances and/or forbearances will continue. Further, Registrant has no understandings regarding a business combination and there is no assurance that any business combination can ever be effectuated. Any such combination may depend upon Registrant's ability to reach settlements of its outstanding liabilities.

     D. Registrant's Board of Directors now consists of Kevin R. Greene and Seymour Zises.

     E. Registrant and Steven E. Glass have entered into an agreement which, among other things, modifies Registrant's obligations under its guarantee of Mr. Glass' employment agreement with BBI (the "Employment Agreement"). As a result, the Company will have the right, under certain circumstances, to employ Mr. Glass on the same economic terms as are provided in the Employment Agreement. In addition, the guarantee will terminate if Mr. Glass resigns without cause or if his employment


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is terminated with cause by BBI or the Registrant (each a "Guarantee Termination
Event"). Registrant's obligation under the guarantee is subject to offset for income earned by Mr. Glass from other employment if his employment is terminated during the guarantee period other than as a result of a Guarantee Termination Event.

     F. The stock options held by Mr. Glass have been restructured and he currently holds options to purchase 430,000 shares of common stock of Registrant at $.05 per share. An aggregate of 280,000 of these options are vested and exercisable for a period of six years from February 1, 1997; 75,000 shares vest in June 1997 and become exercisable for six years thereafter if a Guarantee Termination Event has not occurred, and 75,000 shares vest in June 1997 if Mr. Glass' employment has terminated other than as a result of a Guarantee Termination Event, or in March 1998 if his employment terminates during the guarantee period other than as a result of Guarantee Termination Event but only if the Company fails to perform its obligation under the guarantee.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits

            10.1 Stock Purchase Agreement among Building Blocks Holdings, Inc., James L. Angel and Cheryl D. Angel dated January 28, 1997.

            10.2. Amendment dated January 7, 1997 to Employment Agreement between Building Blocks, Inc. and Steven E. Glass.


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            10.3 Letter Agreement dated January 24, 1997 between Registrant and
Steven E. Glass.

            10.4 Letter Agreement dated January 24, 1997 between Registrant and Steven E. Glass.

            10.5 Option Agreement dated February 1, 1997 between Registrant and Steven E. Glass.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      February 7, 1997

                                    SPECIALTY RETAIL GROUP, INC.


                                    By:   KEVIN R. GREENE
                                          -----------------------------
                                          Kevin R. Greene
                                          Chairman of the Board


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                                INDEX TO EXHIBITS


      Exhibit
      Number                   Description
      ------                   -----------

      10.1        Stock Purchase Agreement among Building Blocks
                  Holdings, Inc., James L. Angel and Cheryl D.
                  Angel, dated January 28, 1997.

      10.2.       Amendment dated January 7, 1997 to Employment
                  Agreement between Building Blocks, Inc. and Steven
                  E. Glass.

      10.3        Letter Agreement dated January 24, 1997 between
                  Registrant and Steven E. Glass.

      10.4        Letter Agreement dated January 24, 1997 between
                  Registrant and Steven E. Glass.

      10.5        Option Agreement dated February 1, 1997 between
                  Registrant and Steven E. Glass.


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